UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Atlantic Power Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Atlantic Power Announces Mailing of Information Circular and Proxy Statement for Special Meetings of Common Shareholders and Preferred Shareholders

DEDHAM, Mass., March 2, 2021 – Atlantic Power Corporation (NYSE: AT) (TSX: ATP) (“Atlantic Power”) and its indirect, wholly-owned subsidiary, Atlantic Power Preferred Equity Ltd. (“APPEL”), today announced the mailing of the information circular and proxy statement (the “Circular and Proxy Statement”) and related proxy materials in connection with the special meeting of common shareholders of Atlantic Power (“Common Shareholders”) and the special meeting of preferred shareholders of APPEL (“Preferred Shareholders”) to be held at 10:00 a.m. (Eastern Daylight Time) and 11:00 a.m. (Eastern Daylight Time), respectively, on Wednesday, April 7, 2021 in a virtual format. The special meetings are to be held in accordance with the terms of an interim order of the Supreme Court of British Columbia obtained on February 23, 2021.

The purpose of the special meetings is to approve the plan of arrangement pursuant to an arrangement agreement (the “Arrangement Agreement”) dated January 14, 2021 among Atlantic Power, APPEL, Atlantic Power Limited Partnership and certain affiliates of infrastructure funds managed by I Squared Capital (US) LLC whereby, among other things, all the issued and outstanding common shares of Atlantic Power will be acquired for US$3.03 per common share in cash and all of the issued and outstanding preferred shares of APPEL will be transferred to APPEL for Cdn$22.00 in cash per preferred share (the “Transaction”). At the special meetings, Common Shareholders will also be asked to approve, by non-binding advisory vote, certain compensation arrangements for Atlantic Power’s named executive officers in connection with the Transaction and Preferred Shareholders will also be asked to approve the continuance of APPEL from the jurisdiction of the Province of Alberta to the jurisdiction of the Province of British Columbia.

The Circular and Proxy Statement contains important information regarding the Arrangement Agreement and the Transaction. The Circular and Proxy Statement also explains how Common Shareholders and Preferred Shareholders can vote prior to or at their respective special meetings, the background to the Transaction, the reasons the special committee of Atlantic Power’s board of directors unanimously recommended the boards of directors of both Atlantic Power and APPEL approve the Transaction, and the reasons the boards of directors of both Atlantic Power and APPEL unanimously determined that the Transaction is in the best interests of Atlantic Power and APPEL and recommend that shareholders vote in favor of the Transaction.

Atlantic Power has retained Kingsdale Advisors to act as proxy solicitation agent and to answer information requests from Common Shareholders and Preferred Shareholders with regard to the approval of the Transaction. If you have any questions or need assistance in your consideration of the Transaction, in voting your shares, or if you have any questions or need assistance with the completion and delivery of your proxy, please contact Kingsdale Advisors by telephone at 1-866-229-8263 (toll free in North America) or 416-867-2272 (collect outside North America), by facsimile at 1-866-545-5580 or by e-mail at contactus@kingsdaleadvisors.com.

About Atlantic Power and APPEL

Atlantic Power is an independent power producer that owns power generation assets in eleven states in the United States and two provinces in Canada. Atlantic Power’s generation projects sell electricity and steam to investment-grade utilities and other creditworthy large customers predominantly under long-term power purchase agreements that have expiration dates ranging from 2021 to 2043. Atlantic Power seeks to minimize its exposure to commodity prices through provisions in the contracts, fuel supply agreements and hedging arrangements. The projects are diversified by geography, fuel type, technology, dispatch profile and offtaker (customer). Approximately 75% of the projects in operation are 100% owned and directly operated and maintained by Atlantic Power. Atlantic Power has expertise in operating most fuel types, including gas, hydro, and biomass, and it owns a 40% interest in one coal project. APPEL is an indirect, wholly-owned subsidiary of Atlantic Power.

Atlantic Power’s shares trade on the NYSE under the symbol AT and on the TSX under the symbol ATP. APPEL’s preferred shares trade on the TSX under the symbols “AZP.PR.A”, “AZP.PR.B” and “AZP.PR.C”. For more information, please visit Atlantic Power’s website at www.atlanticpower.com.

Copies of Atlantic Power’s financial data and other publicly filed documents are available on SEDAR at www.sedar.com or on EDGAR at www.sec.gov/edgar.shtml under “Atlantic Power Corporation” or on Atlantic Power’s website.

Cautionary Note Regarding Forward-Looking Statements

To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and under Canadian securities law (collectively, “forward-looking statements”).

Certain statements in this news release may constitute forward-looking statements, which reflect the expectations of Atlantic Power’s management regarding the future growth, results of operations, performance and business prospects and opportunities of Atlantic Power and its projects and the Transaction. These statements, which are based on certain assumptions and describe Atlantic Power’s future plans, strategies and expectations, can generally be identified by the use of the words “plans”, “expects”, “does not expect”, “is expected”, “budget”, “estimates”, “forecasts”, “targets”, “intends”, “anticipates” or “does not anticipate”, “believes”, “outlook”, “objective”, or “continue”, or equivalents or variations, including negative variations, of such words and phrases, or state that certain actions, events or results, “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved. Examples of such statements in this news release include, but are not limited to, statements with respect to the anticipated timing of the special meetings.

Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not or the times at or by which such performance or results will be achieved. Risks and uncertainties inherent in the nature of the Transaction include, without limitation, the failure of the parties to obtain necessary securityholder, regulatory and court approvals, obtain third-party consents, or to otherwise satisfy the conditions to the completion of the Transaction, in a timely manner, or at all, failure to realize the expected benefits of the Transaction and general economic conditions. Failure to so obtain required approvals or consents, or the failure of the parties to otherwise satisfy the conditions to or complete the Transaction, may result in the Transaction not being completed on the proposed terms, or at all. Please also refer to the factors discussed under “Risk Factors Relating to the Arrangement” in the Circular and Proxy Statement, as well as the factors discussed under “Risk Factors” and “Forward-Looking Information” in Atlantic Power’s periodic reports as filed with the SEC from time to time for a detailed discussion of the risks and uncertainties affecting Atlantic Power. The anticipated dates provided may change for a number of reasons, including the inability to secure necessary securityholder, regulatory, court or other third-party approvals or consents in the time assumed, delays resulting from the impact of the COVID-19 pandemic, or the need for additional time to satisfy the other conditions to the completion of the Transaction. Although the forward-looking statements contained in this news release are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material. These forward-looking statements are made as of the date of this news release and, except as expressly required by applicable law, Atlantic Power assumes no obligation to update or revise them to reflect new events or circumstances.

Additional Information about the Transaction and Where to Find It

Atlantic Power filed the definitive Circular and Proxy Statement with the SEC and Canadian Securities Administrators on March 2, 2021 and first mailed the Circular and Proxy Statement on March 2, 2021. Atlantic Power and APPEL urge their respective securityholders to read the Circular and Proxy Statement carefully because it contains important information about the Transaction. You may obtain a free copy of the Circular and Proxy Statement and other related documents Atlantic Power may file with the SEC and Canadian Securities Administrators free of charge on EDGAR at www.sec.gov, on SEDAR at www.sedar.com, or on Atlantic Power’s website at www.atlanticpower.com. Information contained on, or that may be accessed through, the websites referenced in this communication is not incorporated into and does not constitute a part of this news release. We have included these website addresses only as inactive textual references and do not intend them to be active links.

Participants in the Solicitation

Atlantic Power and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Atlantic Power’s common shares in respect of the Transaction. Information about the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Atlantic Power’s shareholders is set forth in the Circular and Proxy Statement. You may find additional information about Atlantic Power’s directors and executive officers in the proxy statement and proxy circular for Atlantic Power’s 2020 Annual General Meeting of Shareholders, which was filed with the SEC and Canadian Securities Administrators on April 28, 2020. You can obtain free copies of these documents from Atlantic Power using the contact information above.

No Offer or Solicitation

This news release is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Contacts:

For Atlantic Power
Atlantic Power Corporation
Investor Relations
+1 (617) 977-2700
info@atlanticpower.com

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